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                           FROM 10/1/2009 - 09/30/2010
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                                                  AFFILIATED
                       SECURITY          TRADE    PRINCIPAL          EXECUTING    PURCHASE    SHARES/   UNDERWRITING
FUND NAME             DESCRIPTION        DATE    UNDERWRITER          BROKER        PRICE   PAR AMOUNT   CONCESSION
---------------  --------------------  --------  ---------------  --------------  --------  ----------  ------------
 Small Company     Verisk Analytics,   10/06/09    Wells Fargo    Merrill Lynch,   $22.00     48,850       4.00%
     Growth              Inc.                    Securities, LLC     Fox Pitt
 Small Company      Success Factors    10/20/09    Wells Fargo     Goldman Sachs   $15.50     29,490       4.85%
     Growth                                      Securities, LLC    & Company
 Small Company     Dole Food Company   10/22/09    Wells Fargo     Goldman Sachs   $12.50     177,060      6.00%
     Growth                                      Securities, LLC    & Company
 Small Company     Symetra Financial   01/21/10    Wells Fargo     Merrill Lynch   $12.00     150,000      5.75%
     Growth                                      Securities, LLC
 Small Company     Concho Resources    01/26/10    Wells Fargo     Merrill Lynch   $42.75     15,000       4.00%
     Growth              Inc.                    Securities, LLC
 Small Company     SS & C Technology   03/30/10    Wells Fargo      J.P. Morgan    $15.00     50,000       7.00%
  Growth Fund        Holdings,Inc.               Securities, LLC
  Equity Value    Hartford Insurance   03/18/10    Wells Fargo     Goldman Sachs   $27.75     21,800       3.20%
   Portfolio             Group                   Securities, LLC
 Equity Value        CF Industries     04/15/10    Wells Fargo    Morgan Stanley   $89.00      6,500       2.10%
   Portfolio                                     Securities, LLC
 Small Company   Oasis Petroleum Inc.  06/16/10    Wells Fargo          UBS        $14.00     41,340       6.00%
  Growth Fund                                    Securities, LLC
Emerging Growth    Oasis Pertroleum    06/16/10    Wells Fargo          UBS        $14.00      7,500       6.00%
  Portfolio                                        Securities
Emerging Growth  Ulta Salon Cosmetics  06/11/10    Wells Fargo    William Blair    $22.25      4,300       4.00%
   Portfolio          & Fragrance                  Securities
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